UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-36099	46-1315605
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4000 Route 66, Suite 310
Tinton Falls, NJ 07753
(Address of principal executive offices, including zip code)
877.870.7005
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMI	NYSE
8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRA	NYSE
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable	CHMI-PRB	NYSE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of General Counsel

On July 28, 2025, the Board of Directors (the “Board”) of Cherry Hill Mortgage Investment Corporation (the “Company”) appointed Susan Healey as the General Counsel of the Company, effective as of July 29, 2025. Ms. Healey’s employment with the Company also commenced effective as of July 29, 2025.

Prior to joining the Company, Ms. Healey, age 47, served as Deputy General Counsel at NorthMark Strategies from July 2022 to July 2025. Prior to her role as Deputy General Counsel, Ms. Healey served as Associate General Counsel from January 2022 to July 2022 and Assistant General Counsel, Real Estate, from January 2020 to January 2022 at NorthMark Strategies. She holds a Bachelor of Arts degree in Economics from Allegheny College and a Juris Doctorate from Washington and Lee University School of Law.

The terms of Ms. Healey’s employment with the Company are set forth in an offer letter, dated June 23, 2025. The offer letter specifies that Ms. Healey will receive an annual base salary of $500,000 per year until December 31, 2026. In addition, Ms. Healey will receive a cash signing bonus of $25,000, payable within thirty days of her start date. For the remainder of 2025, Ms. Healey will be eligible for a bonus of $250,000, payable in the first quarter of 2026, subject to continued employment, through a combination of cash and restricted stock units. Beginning January 2027, Ms. Healey will receive an annual base salary in an amount to be determined by the Company by December 31, 2026.

Beginning in January 2026, Ms. Healey will be eligible to participate in any non-equity incentive plan approved by the Board’s compensation committee, subject to the terms of any bonus plan approved by the Board’s compensation committee. The payment of non-equity incentive plan compensation and discretionary cash bonus compensation in future years is not guaranteed, and Ms. Healey must be employed by the Company on the date any such compensation is paid to be eligible to receive such compensation. Ms. Healey is also eligible to participate in the Company’s Executive Severance Plan, which was adopted on March 12, 2025.

There are no arrangements or understandings between Ms. Healey and any other person pursuant to which Ms. Healey was appointed as the Company’s General Counsel, there are no family relationships between Ms. Healey and any director or other executive officer of the Company and Ms. Healey has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Offer Letter to Susan Healey, General Counsel, dated June 23, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: July 29, 2025	By:	/s/ Apeksha Patel
Apeksha Patel
Interim Chief Financial Officer, Treasurer and Secretary